Exhibit 10.25

THIS PROMISSORY NOTE IS ISSUED PURSUANT TO, AND IS SUBJECT TO, THE TERMS OF A LOAN AGREEMENT, DATED AS OF THE DATE HEREOF, BETWEEN THE UNDERSIGNED BORROWER AND SWISSINSO HOLDING INC. (THE “LOAN AGREEMENT”)

Promissory Note

$1,000,000	June 1, 2012

For Value Received, the undersigned, SwissINSO Holding Inc., a Delaware corporation  (the “Borrower”), hereby unconditionally promises to pay to the order of InsOglass Holding SA (the “Lender”), at the office of the Lender at Fornache 8, 1029 Villars-Ste-Croix, Switzerland, in lawful money of the United States of America and in immediately available funds, on the Maturity Date, the principal amount of ONE MILLION DOLLARS ($1,000,000), or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Loan Agreement.  The outstanding principal balance of this Promissory Note, to the extent advanced by the Lender, shall not bear interest.

The Lender shall have the right, from and after the date of the issuance of this Promissory Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Promissory Note into fully paid and nonassessable shares of common stock of the Borrower as such stock exists on the date of issuance of this Promissory Note, or any shares of capital stock of Borrower into which such common stock shall hereafter be changed or reclassified, at a conversion price per share of $0.10 (the “Conversion Price”).  The number of shares of common stock to be issued upon each conversion of this Promissory Note shall be determined by dividing that portion of the principal of this Promissory Note to be converted by the Conversion Price.

The holder of this Promissory Note is authorized to endorse on the grid annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date and amount of each Loan made pursuant to the Loan Agreement and the date and amount of each payment or prepayment of principal thereof.  Each such endorsement shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligation of the Borrower to repay the Loans in accordance with the terms of the Loan Agreement.  The failure to make any such endorsement or any error in such endorsement shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Loan Agreement.

The Loan Agreement, among other things, (i) provides for the making of loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the United States Dollar amount first above mentioned and the indebtedness of the Borrower resulting from each such Loan, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for both optional and mandatory prepayments on account of principal hereof prior to the maturity hereof.

All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

The Borrower and any endorser of this Promissory Note hereby each waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Promissory Note shall operate as a waiver of such rights.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

SWISSINSO HOLDING INC.

By:
Name:
Title:

Schedule to
Promissory Note

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loans Made	Type	Amount of Principal Repaid	Unpaid Principal Balance	Notation made by